Exhibit 21.1

List of Subsidiaries

Entity Name	Jurisdiction of Incorporation or Organization
Hilton Grand Vacations Inc.	Delaware
Hilton Grand Vacations Parent LLC	Delaware
Hilton Grand Vacations Borrower LLC	Delaware
Hilton Grand Vacations Borrower Inc.	Delaware
Hilton Resorts Corporation	Delaware
48th Street Holding, LLC	Delaware
2400 Prince Edward LLC	Delaware
Customer Journey LLC	Delaware
Grand Vacations Realty, LLC	Delaware
Grand Vacations Services LLC	Delaware
Grand Vacations Title, LLC	Delaware
HGV Depositor, LLC	Delaware
Hilton Grand Vacations Company, LLC	Delaware
Hilton Grand Vacations Club, LLC	Delaware
Hilton Grand Vacations Financing, LLC	Delaware
Hilton Grand Vacations Florida, LLC	Florida
Hilton Grand Vacations Trust I, LLC	Delaware
Hilton Grand Vacations Trust 2014-A	Delaware
Hilton Grand Vacations Trust 2017-A	Delaware
Hilton Grand Vacations Trust 2018-A	Delaware
Hilton Grand Vacations Trust 2019-A	Delaware
Hilton Kingsland I, LLC	Delaware
Hilton Resorts Marketing Corp.	Delaware
Hilton Travel, LLC	Delaware
HRC Islander, LLC	Delaware
Hilton Grand Vacations Management, LLC	Nevada
Kupono Partners LLC	Hawaii
Hilton Grand Vacations Japan, LLC	Japan
Hilton Grand Vacations Japan Management, LLC	Japan
Hilton Resorts Marketing Korea, LLC	Korea
Hilton Grand Vacations UK Holding Ltd.	United Kingdom
Hilton Grand Vacations UK Ltd	United Kingdom
Hilton Grand Vacations Barbados Limited	United Kingdom
Hilton Grand Vacations Italy S.r.L	Italy
Hilton Grand Vacations H Mexico S. de R.L. de C.V.	Mexico
Hilton Grand Vacations Mexico S. de R.L. de C.V.	Mexico
Hilton Grand Vacations Singapore PTE. LTD.	Singapore